EXHIBIT 10.1
OFFICE LEASE
BY AND BETWEEN
BRCP CARIBBEAN PORTFOLIO, LLC,
a Delaware limited liability company,
as Landlord,
and
CEPHEID,
a California corporation,
as Tenant

TABLE OF CONTENTS

		Page(s)

1.	Basic Provisions (“Basic Provisions”)	1
2.	Premises	2
3.	Term	2
4.	Use	3
5.	Rent	4
6.	Insurance and Indemnification	8
7.	Repairs and Maintenance	10
8.	Alterations	10
9.	Signs	11
10.	Inspection/Posting Notices	12
11.	Services and Utilities	12
12.	Subordination	12
13.	Financial Statements	13
14.	Estoppel Certificates	13
15.	Security Deposit	13
16.	Limitation of Liability	14
17.	Assignment and Subletting	14
18.	Condemnation	16
19.	Damage or Destruction	16
20.	Holding Over	17
21.	Default	17
22.	Liens	20
23.	Relocation	20
24.	Transfers By Landlord	20
25.	Right of Landlord to Perform Tenant’s Covenants	20
26.	Waiver	20
27.	Notices	21
28.	Attorneys’ Fees	21
29.	Successors and Assigns	21
30.	Force Majeure	21
31.	Surrender of Premises	21
32.	Hazardous Substances	21
33.	Parking	23
34.	Miscellaneous	23
35.	Jury Trial Waiver	24

-i-

LEASE
1.	Basic Provisions (“Basic Provisions”).
     1.1 Parties. THIS OFFICE LEASE (“Lease”), dated February 28, 2008, is made by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”), and CEPHEID, a California corporation (“Tenant”).
     1.2 Premises. The area consisting of approximately 27,271 rentable square feet as outlined on Exhibit A attached hereto (“Premises”), which is a part of the building (“Building”) located at 1327 Chesapeake Terrace, Sunnyvale (“City”), California (“State”). The Building, together with the Cotillion Areas (defined in Section 4.1), the land upon which they are located and all other buildings and improvements thereon, and the property located at 1310-1314 and 1320-1324 Chesapeake Terrace (the “Parcel”), are herein collectively a part of the project commonly known as Caribbean Corporate Center and located at 1310-1327 Chesapeake Terrace, Sunnyvale, California (the “Project”).
     1.3 Term. Fifty-one (51) months (“Term”) scheduled to commence May 1, 2008 (“Commencement Date”) and end July 31, 2012 (“Expiration Date”), subject to Section 3.1.
     1.4 Base Rent. The following is the schedule of monthly Base Rent (defined in Section 5.1) payable under this Lease:

	Monthly Rate Per
Period	Square Foot	Monthly Base Rent
5/1/08 — 7/31/09	$1.95	$53,178.45	*
8/1/09 — 7/31/10	$2.03	$55,360.13
8/1/10 — 7/31/11	$2.11	$57,541.81
8/1/1 I — 7/31/12	$2.19	$59,723.49

*Base Rent for the first three (3) full calendar months of the initial Term is subject to abatement pursuant to Section 5.6 of this Lease.
Base Rent in the amount of $53,178.45 for the fourth calendar month of the Term and Tenant’s Share of estimated Operating Expenses in the amount of $9,544.85 for the first calendar month of the Term (subject to adjustment as provided in Section 5.4) are payable upon execution of this Lease (collectively, the “Initial Rent Payment”).
1.5	Tenant’s Share of Operating Expenses (defined in Section 5.4). (“Tenant’s Share”):
(a)	Project: 10.70%

(b)	Parcel: 25.10%

(c)	Building: 50.20%
     Tenant’s Share is subject to adjustment pursuant to Section 5.4(a) of this Lease.
     1.6 Security Deposit. $69,268.34 (“Security Deposit”).
     1.7 Permitted Use. The Premises shall be used solely for general office use and research and development for biotechnology company (“Permitted Use”).
     1.8 Guarantor. As of the date of this Lease there is no Guarantor.

     1.9 Number of Parking Spaces Allocated to Tenant. Landlord shall provide Tenant with 3.5 unreserved parking spaces per 1,000 rentable square feet of the Premises, subject to the terms of this Lease.
     1.10 Exhibits. Attached hereto are the following Exhibits, all of which constitute a part of this Lease:
Exhibit A: Outline and Location of the Premises
Exhibit B: Commencement Date Certificate Exhibit C: Improvement Agreement
Exhibit C-1: Tenant’s Plans
Exhibit D: Rules and Regulations
Exhibit E: Additional Provisions
Exhibit F: Hazardous Substances Questionnaire
     1.11 Brokers. Colliers International, representing Landlord and NAI BT Commercial, representing Tenant.
     1.12 Access. Notwithstanding anything contained herein to the contrary, Tenant shall have access to the Premises 24 hours a day, 7 days a week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose.
2. Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises on all of the terms and conditions set forth in this Lease. The parties stipulate for all purposes hereunder that the Premises contain the number of rentable square feet set forth in Section 1.2.
3.	Term.
     3.1 Determination of Commencement Date, Expiration Date and Term. The Commencement Date, Expiration Date and Term of this Lease shall be as specified in Section 1.3, unless this Lease is sooner terminated in accordance with the provisions of this Lease, and except as provided in Section 3.2. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant notwithstanding the later commencement of the Term. If the Commencement Date occurs on a date other than the first day of a calendar month, there shall be added to the number of years and months of the Term specified in Section 1.3, the number of days comprising the remainder of the calendar month following the Commencement Date.
     3.2 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Commencement Date specified in Section 1.3, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Commencement Date and the Expiration Date will be the last day of the Term based on the actual Commencement Date; provided that Tenant shall not be liable for any Rent for any period prior to the Commencement Date except as otherwise provided. Upon Landlord’s request, Tenant shall execute and return to Landlord, within 5 days after receipt thereof by Tenant, a Commencement Date Certificate in the form of Exhibit B, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Commencement Date.
     3.3 Acceptance of Premises. Tenant acknowledges that Tenant has inspected and accepts the Premises in their present condition, “AS IS” (WITH ALL FAULTS), and as suitable for the Permitted Use and for Tenant’s intended operations in the Premises. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord except as expressly set forth in this Lease. Notwithstanding anything to the contrary set forth herein, except to the extent caused by Tenant or any Tenant Party (as defined in Section 4.2), the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems servicing the Premises shall be in good and working order as of the date Landlord delivers possession of the Premises to Tenant. If the foregoing are not in good and working order as provided above, Landlord shall be responsible for repairing or restoring same at its cost and expense promptly, provided that Tenant has delivered written notice thereof to Landlord not later than 60 days following the date Landlord delivers possession of the Premises to Tenant. Notwithstanding the foregoing,

Tenant, and not Landlord, shall be responsible, at its cost, for any repairs and for the correction of any defects that arise out of or in connection with the specific nature of Tenant’s business, the acts or omissions of Tenant or any Tenant Party, any repairs, alterations, additions or improvements performed by or on behalf of Tenant, including the Initial Alterations described in Exhibit C, and any design or configuration of the Premises created by or for Tenant which specifically results in the need for such repair to the base Building systems servicing the Premises.
     3.4 Early Possession. Subject to the terms of this Section 3.4, provided that this Lease has been fully executed and delivered by the parties hereto and Tenant has delivered to Landlord the Security Deposit, the Initial Rent Payment and certificates evidencing Tenant’s insurance as required by the terms of this Lease, Landlord grants Tenant the right to enter the Premises, at Tenant’s sole risk, solely for the purpose of performing the Initial Alterations described in Exhibit C hereto and for installing telecommunications and data cabling, equipment, furnishings and other personalty. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease, however, except for the cost of utilities and any services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay any Base Rent or Tenant’s Share of Operating Expenses for any days of possession before the Commencement Date during which Tenant is in possession of the Premises for the sole purpose of performing the Initial Alterations and installing telecommunications and data cabling, furniture, equipment or other personal property. Notwithstanding the foregoing, if Tenant takes possession of the Premises before the Commencement Date for any purpose other than as expressly provided in this Section 3.4, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay all Rent, and any other charges payable hereunder to Landlord for each day of possession before the Commencement Date. Said early possession shall not advance the Expiration Date.
4.	Use.
     4.1 Permitted Use. Tenant shall use the Premises only for the Permitted Use specified in Section 1.7 and for no other use or purpose, subject to the provisions of Section 1.7, in a manner consistent with the standards of a first-class office project. So long as Tenant is occupying the Premises, Tenant shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the Common Areas of the Building and Project, subject to the terms of this Lease and the Rules and Regulations (defined in Section 4.4). “Common Areas” are all areas and facilities outside the Premises and within the boundary lines of the Project that are designated by Landlord from time to time for the general nonexclusive use of tenants of the Building or Project; provided that Tenant shall not have any rights to the roof, exterior walls, utility raceways, air space or to any other buildings in the Project except as expressly provided in this Lease. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the Common Areas from time to time, including additions thereto or deletions therefrom, the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time. In the exercise of the above rights, and except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to minimize interference with the operation of Tenant’s business in the Premises and access to the Premises.
     4.2 Restrictions on Use. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the Common Areas as a result of the use thereof by Tenant or any of Tenant’s employees, agents, representatives, customers, visitors, invitees, licensees, contractors, assignees or subtenants (each a, “Tenant Party”), nor take any action or permit any action to be taken by any Tenant Party which would constitute a nuisance or would unreasonably disturb, or obstruct or endanger any other tenants or occupants of the Building or Project, or unreasonably interfere with their use of their respective premises or the Common Areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building or Project with any rules or regulations or any other terms or provisions of such tenant’s or occupant’s lease or other contract.

     4.3 Compliance with Laws. Tenant shall at its sole cost and expense comply, and cause each Tenant Party to comply, with all existing and future applicable municipal, state, federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and the Americans With Disabilities Act (“ADA”), and covenants, easements and restrictions of record (including pertaining to industrial hygiene and environmental conditions), governing and relating to the use or occupancy of the Premises, to Tenant’s or Tenant Party’s use of the Common Areas, or to the use, storage, generation or disposal of Hazardous Substances (defined in Section 32 below) (collectively, “Laws”). Notwithstanding the foregoing, Landlord, at its sole cost and expense (except to the extent properly included in Expenses, shall be responsible for correcting any violations of applicable Laws with respect to the Common Areas of the Building or Project that are “triggered” by the Initial Alterations described on Exhibit C-1 hereto, provided that Landlord’s obligation shall not include the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems, unless such improvement is required on a Building-wide basis by applicable Law and without reference to the specific nature of Tenant’s use of and business in the Premises (other than general office use) or any Alterations (including the Initial Alterations) performed by or on behalf of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant’s use of or business in the Premises (other than general office use), the acts or omissions of Tenant or any Tenant Party or any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Initial Alterations described in Exhibit C-1), and any changes in Law after the Commencement Date. Tenant shall immediately notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Laws that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project. Within 5 days after written request by Landlord, Tenant shall provide Landlord reasonable evidence of Tenant’s compliance with any Laws. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s specific use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done or bring or keep anything in, on, under or about the Project which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner.
     4.4 Rules and Regulations. Tenant shall comply and cause each Tenant Party to comply with the Rules and Regulations attached hereto as Exhibit D and any other reasonable rules and regulations and any reasonable modifications or additions thereto which Landlord may from time to time prescribe upon written notice to Tenant (the “Rules and Regulations”). The Rules and Regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building and Project.
5.	Rent.
     5.1 Base Rent. Tenant shall pay to Landlord throughout the Term the base rent (“Base Rent”) as specified in Section 1.4, payable in monthly installments in advance commencing on the Commencement Date and continuing on or before the first day of each calendar month thereafter (except as otherwise provided herein); provided that the amount specified in Section 1.4 as the Initial Rent Payment shall be paid by Tenant upon Tenant’s execution of this Lease. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable.
     5.2 Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Share of Operating Expenses, shall be considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.

     5.3 Payment. Rent shall be payable in lawful money of the United States, without deduction or offset whatsoever and without notice or demand, except as expressly provided herein, at the address specified in Section 1.11 or to such other place as Landlord may designate in writing from time to time.
     5.4 Operating Expenses.
          (a) In addition to Base Rent, Tenant shall pay as Additional Rent, Tenant’s Share, as specified in Section 1.5, of Operating Expenses of the Building, Parcel and/or Project (as applicable), in the manner set forth below. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes or additions or deletions are made to the Premises, Building, Parcel or Project, including the Common Areas, or the configuration of any thereof, Landlord may at its discretion reasonably adjust Tenant’s Share of the Building, Parcel or Project to reflect the change, provided that Landlord agrees to make such adjustment in a nondiscriminatory fashion among leases affecting the Building. Landlord’s determination of Tenant’s Share of the Building, the Parcel and of the Project, and whether any Operating Expenses are attributable to the Building or Project, shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, replacement (subject to any required amortization set forth below) or operation of the Building, Parcel or Project and its supporting amenities and facilities, all as determined by Landlord using sound accounting principles reasonably selected by Landlord and consistently applied, including, but not limited to, the following:
          (1) Real Property Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Building, Parcel or Project, its operations or the Rent (or any portion or component thereof, or the ownership, operation, or transfer thereof). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project or any portion thereof, or taxes computed upon the basis of the net income of any owners of any interest in the Project or any portion thereof If it shall not be lawful for Tenant to reimburse Landlord for any such Real Property Taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes. Notwithstanding anything else herein to the contrary, if any assessment (other than real property taxes) included in Operating Expenses for any calendar year during the Term can be paid by Landlord in installments, such assessment shall be paid (or, at Landlord’s option, shall be included in Operating Expenses on an amortized basis as if it were paid) in the maximum number of installments permitted by Law.
          (2) Landlord Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord with respect to the Project or any portion thereof, including for the insurance coverage set forth in Section 6 herein. Notwithstanding the foregoing, Tenant’s Share of insurance deductibles payable pursuant to this Section shall not exceed $50,000.00 in the aggregate for any one event during any calendar year of the Term; provided, however, that the foregoing limitation on Tenant’s obligation to pay Tenant’s Share of insurance deductibles hereunder during the Term shall not apply to any event which results from the acts or omissions of Tenant or any Tenant Party.
          (3) Common Area Maintenance.
               (i) Repairs, replacements and general maintenance of and for the Building and Project and the Common Areas and amenities and facilities of and comprising the Building and Project, including, but not limited to, the roof, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project. Repairs, replacements and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Building, such costs or allocable portions thereof to be amortized over the useful life of such improvements as reasonably determined by Landlord, together with interest on the unamortized balance at the prime rate charged by Wells Fargo Bank (or its successor) plus 3%, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.
               (ii) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant, common area maintenance agreement or similar instrument relating to the Building or Project.
               (iii) All expenses and rental related to services and costs of supplies, materials and equipment, including, without limitation, security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits, management office rent, and fees for management and asset allocation, whether by Landlord or an independent contractor.
               (iv) The cost of supplying any services and utilities except to the extent paid directly by tenants of the Building or Project.
               (v) Legal expenses and the cost of audits by certified public accountants; provided, however, that Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.
               (vi) A sum payable to Landlord for administration and overhead in an amount equal to ten percent (10%) of the Operating Expenses for the applicable year.
Operating Expenses shall not include (A) the cost of providing tenant improvements or other specific costs incurred for the account of specific tenants of the Building or Project, including Tenant, (B) the initial construction cost of the Building, (C) debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Section 5.4(a)(3)(i) above (0) expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty, (E) the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant, (F) reserves not spent by Landlord by the end of the calendar year for which Operating Expenses are paid, (G) fines or penalties incurred as a result of violation by Landlord of any applicable laws, (H) costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building, (1) any expenses for which Landlord has received actual reimbursement (other than through Operating Expenses), or (J) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances in or about the Building or Project, including, without limitation, Hazardous Substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building or Project. The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto.
          (b) During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimated Operating Expenses (“Estimated Operating Expenses”) for the ensuing fiscal year. Tenant shall pay Tenant’s Share of the Estimated Operating Expenses in monthly installments in advance with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses apply. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than 5%, Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year

Tenant has paid to Landlord Tenant’s Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.
          (c) “Operating Expense Adjustment” means the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within 120 days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of any Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Share of Operating Expenses, then Tenant shall pay to Landlord the difference within 30 days after receipt of such statement. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall credit Tenant the amount of such overpayment against Tenant’s Share of Operating Expenses next becoming due, or at Landlord’s election or if this Lease has terminated, pay Tenant the difference within such 30 day period. The provisions of this Section 5.4 shall survive the expiration or sooner termination of this Lease. Landlord’s failure to provide any notices or statements within the time periods specified above shall in no way excuse Tenant from its obligation to pay Tenant’s Share of Operating Expenses.
          (d) If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total rentable square footage of the Building at any time during a calendar year, Operating Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the rentable square footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Operating Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Operating Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.
     5.5 Tenant Audit. Tenant, within 60 days after receiving Landlord’s statement of Operating Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses for that calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Project is located. In no event shall such CPA firm be paid on a contingency fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Operating Expenses for the year in question were less than stated by 5% or more, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant, in an amount not to exceed $2,500.00. Within 30 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 60 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Operating Expenses and shall be barred from raising any claims regarding Operating Expenses for that year. The records obtained by Tenant shall be treated as confidential. If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported and provided that Tenant is not then in default beyond any applicable notice and cure period, Landlord shall provide Tenant with a credit against the next installment(s) of Rent in the amount of the overpayment by Tenant, or, in the event this Lease has terminated, pay Tenant the difference. Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due.
     5.6 Base Rent Abatement. Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default beyond any applicable cure period under this Lease, Tenant shall be entitled to an abatement of Base Rent with respect to the Premises, as originally described in this Lease, in the amount of $53,178.45 per month for the first three (3) full calendar months of the Term (the “Abated Base Rent Period”). The maximum total amount of Base Rent abated with respect to the Premises in accordance with the foregoing shall equal $159,535.35 (the “Abated Base Rent”). If Tenant defaults under this Lease at any time during the Term and fails to cure such default within any applicable cure period under this Lease, then all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Expiration Date) shall immediately become due and payable. Only Base Rent shall be abated during the Abated Base Rent Period, and Tenant’s Share of Operating Expenses and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.
6.	Insurance and Indemnification.
     6.1 Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit and under the control of Landlord. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage and liability insurance, and may also obtain earthquake, pollution and/or flood insurance, and loss of rents coverage, in each case in amounts selected from time to time by Landlord. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any Alterations (defined in Section 8.1) within the Premises.
     6.2 Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times during the Term the following:
          (a) Property and Business Interruption Insurance. Insurance on all personal property and fixtures of Tenant and all Alterations made by or for Tenant to the Premises, on an “All Risk” basis, insuring such property for the full replacement value of such property, and business interruption insurance with a limit of liability representing loss of at least 6 months of income and continuing expense.
          (b) Liability Insurance. Commercial General Liability insurance covering bodily injury (including death) and property damage liability occurring in or about the Premises or arising out of the use and occupancy of any part of the Premises or the Project, or any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include liquor liability (if alcoholic beverages are used at any time at the Premises or Project by Tenant or any Tenant Party) and contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least $2,000,000, and a minimum general aggregate limit of at least $3,000,000. All such policies shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord. All such insurance shall provide for the severability of interests of insureds, and shall be written on an “occurrence” basis.
          (c) Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation insurance as required by any Applicable Requirement, and Employers’ Liability insurance in amounts not less than $1,000,000 each accident for bodily injury by accident; $1,000,000 policy limit for bodily injury by disease; and $1,000,000 each employee for bodily injury by disease.
          (d) Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than $1,000,000 for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).
          (e) Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver or cause Tenant’s contractor to deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “course of construction” insurance covering construction of such Alterations in an amount and form reasonably approved by Landlord, and (ii) with respect to any Alterations which cost, in the aggregate, $100,000.00 or more, a lien and completion bond or other reasonable security in form and amount (and issued by an issuer) reasonably satisfactory to Landlord.
          (f) General Insurance Requirements. All coverages described in this Section 6.2 shall be endorsed to (i) provide Landlord with 30 days’ prior notice of cancellation or change in terms (other than any de minimus changes) and 10 days’ prior notice for any cancellation for the non-payment of premiums; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Section 6.2 is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section 6.2. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A-VIII or better in “Best’s Insurance Guide” and authorized to do business in the State. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $25,000 per occurrence. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least 10 days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof (with interest thereon at the Default Rate, as defined in Section 21.4) shall be paid to Landlord as Additional Rent.
     6.3 Indemnification. Tenant shall indemnify, protect, defend by counsel reasonably acceptable to Landlord, and hold Landlord, and its directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, “Landlord Entities”) harmless from and against any and all claims, liabilities, suits, losses, loss of rents, liens, damages, penalties, costs or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments incurred by or asserted against Landlord or any Landlord Entities and, directly or indirectly relating to any Loss (defined in Section 6.4) arising out of or asserted in connection with the use or occupancy of the Premises by Tenant or any Tenant Party, including, without limitation: (a) claims of injury to or death of persons or damage to property or business loss occurring in or resulting from the use or occupancy of the Premises, Building or Project, including the Common Areas, by Tenant or any Tenant Party, or from activities or failures to act of Tenant or any Tenant Party; (b) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (c) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease, including, without limitation, failure to comply with any Laws; and (d) claims arising from the negligence or intentional acts or omissions of Tenant or any Tenant Party. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the active negligence or willful misconduct of Landlord. The provisions of this Section 6 shall survive the expiration or earlier termination of this Lease. Tenant’s indemnity obligation hereunder shall inure solely to the benefit of Landlord, the Landlord Entities, any Holder and any of such parties’ respective successors and assigns.
     6.4 Waiver of Subrogation. Notwithstanding anything to the contrary set forth in this Lease (including Section 6.3 above), Landlord and Tenant each waives any claim, loss or cost it might have against the other for damage to or theft, destruction, loss of use of any property, business or other loss (a “Loss”), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, business or any contents thereof, regardless of whether the negligence of the other party caused such Loss.
     6.5 Exemption of Landlord Entities from Liability. Landlord and the Landlord Entities shall not be liable to Tenant and Tenant hereby waives all claims against Landlord or any Landlord Entities for injury or death to any person or damage to any property or business or any other Loss in or about the Premises, Building or Project by or from any cause whatsoever (other than to the extent of Landlord’s or any Landlord Entity’s active negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by the condition of the

Premises, Building or Project, water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, any defect, leak or backing up in or of any equipment or pipes, wind or weather, or by gas, fire, oil or electricity in, on or about the Premises, Building or Project, acts of God or of third parties, or any matter outside of the reasonable control of Landlord.
7.	Repairs and Maintenance.
     7.1 Landlord’s Obligation. Subject to the provisions of Section 4 (Use), Section 7.2 (Tenant’s Obligations), Section 18 (Condemnation) and Section 19 (Damage or Destruction), Landlord shall maintain in good repair and operating condition, reasonable wear and tear excepted, (a) structural elements of the Building; (h) mechanical, electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; and (e) exterior windows of the Building. Any damage caused by or repairs necessitated by any negligence or act of Tenant or any Tenant Party may be repaired by Landlord at Landlord’s option and Tenant’s expense. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Common Areas or to fixtures, appurtenances or equipment in the Building or the Common Areas, except as provided in Section 19. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect. Landlord shall use commercially reasonable efforts to complete any repairs that are Landlord’s express obligation hereunder within a commercially reasonable period of time.
     7.2 Tenant’s Obligations. Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair and shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under Section 7.1, and shall keep the Premises, including without limitation, all glass, windows, doors, door locks, signs, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, hardware, dock bumpers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers in or about the Premises, in good condition and repair, reasonable wear and tear excepted. Tenant’s expense also perform regular removal of trash and debris. Tenant shall, at Tenant’s own expense, enter into regularly scheduled preventative maintenance/service contracts with maintenance contractors for servicing all hot water, heating and air conditioning systems, elevators and related equipment within or serving the Premises. The maintenance contractor and the contract must be reasonably approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within thirty (30) days after the date of this Lease. Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 5% of the cost of the repairs.
8.	Alterations.
     8.1 Landlord’s Consent.
          (a) Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, or attach or install or allow to be attached or installed any fixtures or equipment, including, without limitation, electronic, phone and data cabling and related wiring and equipment, in, about or to the Premises (collectively, “Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Alterations which: (I) comply with all Laws; (2) are, in Landlord’s reasonable opinion, compatible with the Building and the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Laws (including, without limitation, the ADA); and (3) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or occupant. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all Laws and Section 22 hereof. Tenant shall at Tenant’s sole expense, perform any additional work required under Laws, whether to the Premises or Building, due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Section 8. Tenant shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of 5% of the cost of the Alterations as Additional Rent hereunder.
          (b) All Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by or on behalf of Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner and Tenant shall repair any resulting damage to the Premises or Project. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense.
          (c) Tenant shall pay prior to delinquency any taxes, fees or charges imposed upon, levied with respect to or assessed against its fixtures or personal property, or the value of any Alterations within the Premises, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.
          (d) Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 8 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alteration, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alteration be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Section 31 hereof, Tenant shall be required to remove all Alterations made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject Alteration at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alteration.
     8.2 Recorded Notices. Tenant shall give Landlord 10 days’ prior written notice of the expected commencement date of any construction to permit Landlord to post and record a notice of non-responsibility as provided in Section 22. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.
9. Signs. Except as expressly provided in Exhibit E attached hereto, Tenant shall not place, install, affix or paint any signs whatsoever or any window decor which is visible in or from public view or corridors, in or on the Common Areas, the exterior of the Premises or the Building without Landlord’s prior written approval. Any installation of signs on or about the Premises or Project shall be subject to any Laws and to the Rules and Regulations any other requirements imposed by Landlord. Tenant shall remove all such signs by the expiration or any earlier termination of this Lease, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.
10. Inspection/Posting Notices. After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project, to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Building or Project, to exhibit the Premises to present or prospective tenants, purchasers, or lenders, to conduct Landlord’s environmental monitoring and insurance program, to inspect the condition of the Premises and verify compliance by Tenant with this Lease and all Laws or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use commercially reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Except as expressly provided herein, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s or any Tenant Party’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key (or electronic access device) with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.
11. Services and Utilities.
     11.1 Services and Utilities Provided. Tenant shall (where practicable) contract for and pay directly when due, for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges, cleaning, waste disposal and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay within 5 days of Landlord’s demand an equitable proportion, as determined in good faith by Landlord, of all charges billed or metered with other premises. The charge shall be at the rates charged for such services by the local public utility. Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. The janitorial services shall be performed by Tenant’s employees or a bonded janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Building. Landlord’s failure to furnish, or any interruption, diminishment or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of force majeure described in Section 30, shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Landlord shall use, commercially reasonable efforts to remedy any interruption in the furnishing of services and utilities within a commercially reasonable period of time, subject to force majeure.
     11.2 Excess Usage. Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within 5 days of Landlord’s demand.
12. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security (each, a “Security Instrument”). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust (each, a “Holder”), subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.
13. Financial Statements. At the request of Landlord from time to time, Tenant shall provide to Landlord, within 10 days after Landlord’s request, Tenant’s and any guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and solely in connection with the ownership, management, financing and disposition of the Project. Upon written request by Tenant, Landlord shall enter into Landlord’s standard form of confidentiality agreement covering any confidential information that is disclosed by Tenant.
14. Estoppel Certificates. Tenant agrees from time to time, within 10 business days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the Term of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land on which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any present or prospective lender or purchaser of the Building or Project or any interest therein. Tenant agrees that if Tenant fails to execute and deliver such certificate within such 10 business day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any present or prospective lender or purchaser of the Building or Project or any interest therein.
15. Security Deposit. Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the “Security Deposit”), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any Event of Default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant’s Parties and to clean the Premises. Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.
16. Limitation of Liability. The obligations and liability of Landlord to Tenant under the terms of this Lease are not personal obligations of Landlord or any Landlord Entities, and Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of any Landlord Entities. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Building. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any negligence of Landlord or breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.
17. Assignment and Subletting.
     17.1 Landlord’s Consent Required.
          (a) Tenant shall not assign, transfer or pledge this Lease or sublet the Premises or any part or interest thereof, or grant any license or concession or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, transfer, pledge, license, concession, subleasing or occupancy (each, a “Transfer”), in each case whether directly or indirectly, voluntarily or by operation of law, without Landlord’s prior written consent in each instance, except as expressly provided herein. At least 20 business days prior to the anticipated effective date of a proposed Transfer, Tenant shall give Landlord written notice together with all information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter, including, without limitation, a written description of all terms and conditions of the proposed Transfer, of all consideration therefor, copies of the proposed documentation effecting such Transfer, and any information requested by Landlord relating to the proposed transferee, its proposed use of the Premises (including, without limitation, any proposed use of Hazardous Substances), and credit information (collectively, the “Transfer Notice”). Landlord shall notify Tenant in writing, within 10 business days after receipt of the Transfer Notice, that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date such transfer is proposed to be effective (or if no date is proposed, within 60 days after Landlord’s receipt of the Transfer Notice); or (ii) to consent to the proposed Transfer, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the proposed Transfer as provided herein. Notwithstanding the foregoing, Landlord shall only have the option to terminate this Lease in accordance with clause (i) above in the event of any proposed assignment of this Lease (other than a Permitted Transfer pursuant to Section 17.5 below) or in the event that the proposed Transfer is a sublease that would result in 50% or more of the rentable square footage of the Premises being subject to the Transfer. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed Transfer shall not be unreasonably withheld. Consent to any Transfer shall not constitute consent to any subsequent Transfer. Notwithstanding the above, Tenant, within 5 days after receipt of Landlord’s notice of intent to terminate, may withdraw its request for consent to the Transfer. In that event, Landlord’s election to terminate the Lease shall be null and void and of no force and effect.
          (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to a Transfer, it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances, as determined by Landlord in good faith: (i) if the proposed assignee does not agree to execute and deliver to Landlord Landlord’s standard form assumption agreement, whereby the proposed assignee agrees to be bound by and assume the obligations of Tenant under this Lease in the case of an assignment, or consent agreement in the case of a sublease, or any guarantor of this Lease does not consent to the proposed Transfer, in each case in form and substance satisfactory to Landlord; (ii) the use of the Premises by the proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Applicable Requirement or would increase the occupancy or parking density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Building or Project;

(iii) the proposed assignee or subtenant is not of sound financial condition; (iv) the proposed assignee or subtenant is a governmental agency; (v) the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; (vi) the proposed assignee or subtenant, or any affiliate thereof, is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; (vii) the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Substances or other noxious use or use which may disturb other tenants of the Project; or (viii) there is then an uncured Event of Default by Tenant under this Lease, or Tenant has defaulted under this Lease on 3 or more occasions during any 12 month period preceding the date that Tenant requests consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. In the event of any claim by Tenant that Landlord has breached its obligations under this Section 17.1, Tenant’s remedies shall be limited to recovery of its out-of-pocket damages and injunctive relief. Upon a termination under Section 17.1(a)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for consent to a Transfer, Tenant shall pay to Landlord $1,200 for approving such request, as well as all out-of-pocket costs incurred by Landlord or any Holder in approving such request and effecting such Transfer, including, without limitation, reasonable attorneys’ fees. Any Transfer which conflicts with the provisions hereof shall constitute an Event of Default hereunder and shall be void.
     17.2 Bonus Rent. Subject to Section 17.1, and notwithstanding any Landlord consent to the proposed Transfer, any Rent or other consideration realized by Tenant (or any affiliate thereof) for the Transfer in excess of the Rent payable hereunder (with respect to the space affected by the Transfer), after deducting any reasonable brokerage commissions, legal fees and leasehold improvement costs (amortized on a straight-line basis over the remaining Term or, in the case of a sublease, over the term of the sublease incurred by Tenant), provided that the sums so deducted shall not exceed one month’s Base Rent payable hereunder, shall be divided and paid immediately upon receipt thereof 50% to Landlord and 50% to Tenant. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.
     17.3 Change in Control. A transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of shares or other ownership interests (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, but excluding a transfer of shares in a corporation whose stock is publicly traded) resulting in a change in control or voting control, or a change in 50% or more in the aggregate in any 12 month period of the beneficial ownership interests, or a transfer of all or substantially all of the assets of Tenant, shall constitute a Transfer for purposes of this Lease.
     17.4 No Release of Liability. No Transfer by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of the other obligations of Tenant under this Lease, but rather Tenant and its transferee shall be jointly and severally liable for all obligations under this Lease allocable to the space subject to such Transfer. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Section 17, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or of any guarantor of this Lease of any liability under its guaranty.
     17.5 Permitted Transfer. Notwithstanding anything to the contrary set forth herein, so long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Section 17, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i)

Tenant is not in default under this Lease beyond any applicable notice and cure period; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; and (vi) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in change of control of Tenant whereby Tenant continues to exist as a separate legal entity, immediately following the completion of such Transfer, Tenant shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; provided that in the event Tenant does not satisfy such net worth requirement, such change in control shall be deemed to satisfy such net worth requirement if in conjunction with such Transfer, an Affiliated Party whose net worth (as evidenced by current financial statements satisfactory to Landlord and certified by an independent certified public accountant, prepared in accordance with generally accepted accounting principles that are consistently applied, taking into account all expected obligations of such Affiliated Party and all of its other contingent and noncontingent obligations) satisfies the foregoing net worth requirement, executes and delivers to Landlord a full guaranty of all of Tenant’s obligations under this Lease, which guaranty shall be on Landlord’s then-standard form of lease guaranty, and otherwise in form and substance satisfactory to Landlord. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.
18. Condemnation. Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws
19. Damage or Destruction.
     19.1 Notices. If the Premises or Building should be damaged or destroyed by fire or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within 90 days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether in Landlord’s estimation material restoration of the Premises can reasonably be completed within 200 days from the date of such notice and receipt of required permits for such restoration. Landlord’s determination shall be binding on Tenant.
     19.2 Within 200 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord’s estimation be reasonably completed within such 200 day period, this Lease shall not terminate. Provided that sufficient insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately to the extent of rental abatement insurance proceeds received by Landlord.
     19.3 Greater Than 200 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration cannot in Landlord’s estimation be reasonably completed within such 200 day period, then Landlord shall have the option of either: (I) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises. Landlord shall notify Tenant of its election within 30 days after Landlord’s receipt of notice of the damage or destruction. If a material portion of the Premises is damaged by Casualty to such extent that material restoration cannot in Landlord’s estimation be reasonably completed within such 200 day period, Tenant shall have the option of terminating this Lease by so notifying Landlord within 30 days after Tenant’s receipt of Landlord’s notice to such effect.
     19.4 Tenant’s Fault. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the negligence or willful misconduct of Tenant or any Tenant Party, Tenant shall not have any right to terminate this Lease, Rent shall not be abated or diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds received by Landlord.
     19.5 Insurance Proceeds. Notwithstanding anything herein to the contrary, if the cost of restoration of the Premises or Building is not fully covered by insurance proceeds or payments from tenants received by Landlord or if the Holder of any Security Instrument requires that the insurance proceeds be applied to the indebtedness secured thereby, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within 30 days after the date of notice to Landlord that the damage or destruction is not fully covered by insurance or such requirement is made by any such Holder, as the case may be, whereupon this Lease shall terminate_
     19.6 Waiver. This Section 19 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.
     19.7 Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be liable for or be required to repair any injury or damage to, or to rebuild or make any repairs to or replacements of, Tenant’s or any Tenant Party’s furniture, equipment, fixtures or other personal property or any Alterations made to the Premises by Tenant or paid for by Tenant.
20. Holding Over. If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base’Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.
21. Default.
     21.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of

Default” on the part of Tenant:
          (a) Abandonment or vacation of the Premises.
          (b) Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date within 3 days following written notice that payment is overdue.
          (c) Failure to deliver any certificate, document, or instrument described in Sections 6, 12 or 14 within 3 days after written notice from Landlord that Tenant has failed to deliver the same within time periods required thereunder, or any holdover beyond the expiration or termination of this Lease unless expressly consented to in writing by Landlord.
          (d) Failure to perform any obligation, agreement or covenant under this Lease (other than those matters specified in any other subparagraph of this Section 21), such failure continuing for 20 days after written notice of such failure (except where a shorter period of time is specified in this Lease in which case such shorter period shall apply); provided, however, if Tenant’s failure to perform cannot reasonably be cured within such 20-day period, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within such 20-day period, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. Notwithstanding the foregoing or anything to the contrary contained herein, if Landlord provides Tenant with notice of Tenant’s failure to comply with any particular obligation, agreement or covenant under this Lease on 3 occasions during any 12 month period, Tenant’s subsequent violation of such term, provision or covenant shall, at Landlord’s option, be an incurable Event of Default by Tenant.
          (e) The occurrence of any of the following: (i) a general assignment by Tenant for the benefit of creditors; (ii) the filing of any voluntary petition in bankruptcy by Tenant or any general partner of Tenant, or the filing of an involuntary petition by Tenant’s creditors which involuntary petition remains undischarged for a period of 60 days; (iii) the employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of 60 days after the order therefore; (iv) the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of 60 days after the levy thereof; or (v) the admission by Tenant in writing of its inability to pay its debts as they become due.
          (f) The default of any guarantor under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty, or the participation by any such guarantor in any other event described in this Section 21 (as if this Section 21 referred to such guarantor in place of Tenant).
          (g) Any release or use of any Hazardous Substance in violation of any Laws or this Lease by reason of the acts or omissions of Tenant or any Tenant Party.
          (h) Any other event, act or omission which any other provision of this Lease identifies as an Event of Default.
     21.2 Remedies.
          (a) Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.
          (b) Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Section 21.1(a) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.
     21.3 Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Section 21.1(a) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (a) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (d) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in clauses (a) and (b) above shall be computed at the Default Rate (defined below). The “worth at the time of award” as used in clause (c) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.
     21.4 Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord when due (provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in any given calendar year), an amount equal to 5% of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
     21.5 Interest. Interest shall accrue on all sums not paid within 10 days after the date due hereunder at the lesser of 10% per annum or the maximum interest rate allowed by law (“Default Rate”).
     21.6 Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.
     21.7 Waiver. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.
     21.8 Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein. This Section 21 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.
22. Liens. Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.
23. Relocation. [Intentionally Omitted]
24. Transfers By Landlord. In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability for any of the covenants or duties, express or implied, contained in this Lease, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest. This Lease shall not be affected by any such sale, conveyance or foreclosure, and Tenant agrees to attorn to the successor-in-interest. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.
25. Right of Landlord to Perform Tenant’s Covenants. If Tenant shall fail to perform any obligations of Tenant hereunder, including under Section 7.2 hereof, and such failure shall continue for 15 days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Default Rate, from the date of payment by Landlord, shall be paid to Landlord within 10 days after demand as Additional Rent.
26. Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the express terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.
27. Notices. All notices which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by nationally recognized commercial overnight courier that provides evidence of delivery, United States mail, certified or registered, postage prepaid or sent by facsimile with confirmed receipt, and in each case addressed to the party to be notified at the notice address for such party set forth below such party’s signature or to such other place as the party to be notified may from time to time designate in writing or, if to Tenant, at the Premises. Notices shall be deemed served upon receipt or refusal to accept delivery.
28. Attorneys’ Fees. Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred by Landlord in enforcing this Lease or due to a default by Tenant, and whether or not any legal action is commenced. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees and court costs shall be a part of the judgment in said action.
29. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment is approved by Landlord as required hereunder, Tenant’s assigns.
30. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Section 30.
31. Surrender of Premises. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. Tenant shall, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. At or before the time of surrender, Tenant shall comply with the terms of Section 8 hereof with respect to Alterations to the Premises and all other matters addressed in such Section. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Section 20 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least 30 days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Any delay caused by Tenant’s failure to carry out its obligations under this Section 31 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Section 20 hereof.
32. Hazardous Substances.
     32.1 General Restriction. Except as expressly provided in Section 32.2 below, Tenant shall not, and shall not direct, suffer or permit any Tenant Party to at any time handle, use, manufacture, store or dispose (“Handle”) of in or about the Premises, the Building or the Project any (collectively “Hazardous Substances”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally Hazardous Substances, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Substances to be used in any manner not fully in compliance with all Environmental Laws, in the Premises, the Building, the Project and appurtenant land or allow the environment to become contaminated with any Hazardous Substances. Notwithstanding the foregoing, Tenant may Handle products containing small quantities of Hazardous Substances (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always Handle any such Hazardous Substances in a safe and lawful manner and never allow such Hazardous Substances to contaminate the Premises, Building, Project and appurtenant land or the environment.
     32.2 Required Disclosures. Prior to Tenant (and at least 5 days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Substances, or any combination thereof, which were Handled on, in, under or about the Premises or Project for the 12 month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the 12 month period following the Disclosure Date by executing and delivering to Landlord a “Hazardous Substances Questionnaire”, in the form attached hereto as Exhibit F (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Section 32.2 shall include a requirement that, to the extent any information contained in a Hazardous Substances Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall promptly deliver to Landlord a new updated Hazardous Substances Questionnaire.
     32.3 Additional Obligations. If any Hazardous Substances shall be released into the environment comprising or surrounding the Project in connection with the acts, omissions or operations of Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan therefor consistent with applicable Environmental Laws and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Substances are Handled in, under, on or about the Premises during the Term, or if Landlord determines in good faith that any release of any Hazardous Substance or violation of Hazardous Substances Regulations may have occurred in, on, under or about the Premises during the Term, for which Tenant is responsible under this Lease, Landlord may require Tenant to at Tenant’s sole expense, (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Substances in, on, under or about the Premises and providing a review of all Hazardous Substances activities of Tenant and any Tenant Party, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment. Notwithstanding anything to the contrary set forth herein, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances existing in the Premises or the Building prior to the date Landlord tenders possession of the Premises to Tenant, including, without limitation, Hazardous Substances in the ground water or soil, except to the extent arising from any act or omission by Tenant or any Tenant Party or any Hazardous Substances disturbed, distributed or exacerbated by Tenant or any Tenant Party. For purposes of this Article 32, Tenant, not Landlord, shall have the burden to prove with reasonable and unequivocal documentation that such Hazardous Substances were in fact preexisting in the Premises or the Building, as applicable, prior to the date Landlord delivered possession of the Premises to Tenant.
     32.4 Indemnity. Tenant shall protect, defend, indemnify and hold Landlord and each and all of the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred to the extent arising out of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Substances by Tenant or any Tenant Party (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 32. Tenant’s indemnity hereunder shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Substances nor the strict compliance by Tenant with all laws pertaining to Hazardous Substances shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Section 32.4. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.
33. Parking. Tenant shall have the right to the nonexclusive use of the number of parking passes specified in Section 1.9 for the parking of such number of motor vehicles in the parking facilities of the Project designated by Landlord; such rights are not transferable without Landlord’s approval. The use of such parking facilities shall be subject to such rules and regulations as are adopted by Landlord from time to time for the use of such facilities. Tenant acknowledges and agrees that, to the fullest extent permitted by law, Landlord shall not be responsible for any loss or damage to Tenant or Tenant’s property (including, without limitation, any loss or damage to any Tenant Party’s automobile or the contents thereof due to theft, vandalism or accident) arising from or related to use of the parking facilities, whether or not such loss or damage results from Landlord’s or any Landlord Entities negligence.
34. Miscellaneous.
     34.1 Authority. Each party represents and warrants that it has full right and authority to enter into this Lease and to perform all of its obligations hereunder and that all persons signing this Lease on its behalf are authorized to do.
     34.2 Time. Time is of the essence regarding this Lease and all of its provisions.
     34.3 Choice of Law. This Lease shall in all respects be governed by the laws of the State.
     34.4 Entire Agreement. This Lease, together with its Exhibits, addenda and attachments and the Basic Provisions, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Provisions.
     34.5 Modification. This Lease may not be modified except by a written instrument signed by the parties hereto.
     34.6 Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.
     34.7 No Recordation. Tenant shall not record this Lease or a short form memorandum hereof.
     34.8 Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.
     34.9 Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.
     34.10 Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises.

     34.11 Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease.
     34.12 Exhibits. The Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein. Capitalized terms used in the Exhibits, addenda and attachments hereto, but not otherwise defined therein, shall have the same meanings as set forth in this Lease.
     34.13 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.
     34.14 No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.
     34.15 Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.
     34.16 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.
     34.17 Multiple Parties. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.
     34.18 Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month of the Term shall be prorated based on the actual number of days in such month. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.
     34.19 Broker. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Entities harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and any Tenant Party harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.
35. Jury Trial Waiver. EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY. AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year set forth above.

Landlord:			Tenant:

BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company			CEPHEID, a California corporation

By:	BRCP Realty L.P. I, a Delaware limited partnership, Its: Sole Member		By:	/s/ Humberto Reyes

			Name:	Humberto Reyes
	By: BRCP Gen-Par, LLC, a Delaware limited liability		Its:	EVP, Operations
company,
Its: General Partner
By:

	By:	/s/ Eli Khoun	Name:

	Name:	Eli Khoun	Its:

	Its:	Managing Director

			FEIN:	77-0441625

Landlord’s Address:	Tenant’s Address:

BRCP Caribbean Portfolio, LLC c/o Broadreach Capital Partners, LLC 248 Homer Avenue Palo Alto, California 94301	Cepheid 1327 Chesapeake Ten-ace Sunnyvale, California 94089 Attention:

EXHIBIT A
OUTLINE AND LOCATION OF PREMISES
     The Premises consist of the rentable square footage of space specified in the Basic Provisions and has the address specified in the Basic Provisions. The Premises are contained in the Building and are part of a Project specified in the Basic Provisions. The cross-hatched area below depicts the Premises.

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EXHIBIT B
COMMENCEMENT DATE CERTIFICATE

Landlord:	BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company

Tenant:	CEPHEID, a California corporation

Lease Date:	January 25, 2008

Premises:	1327 Chesapeake Terrace
Sunnyvale, California 94089
1.	Tenant hereby accepts the premises as being in the condition required under the Lease.

2.	The Commencement Date of the Lease is , 2008.

3.	The Expiration Date of the Lease is , .

Landlord:			Tenant:

BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company			CEPHEID, a California corporation

By:	BRCP Realty L.P. I, a Delaware limited partnership,		By:

	Its: Sole Member		Name:

Its:

By: BRCP Gen-Par, LLC, a Delaware limited liability
company,
Its: General Partner
By:

	By:		Name:

	Name:		Its:

	Its:	Managing Director

FEIN:

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EXHIBIT C
IMPROVEMENT AGREEMENT
     This Exhibit is attached to and made a part of the Lease by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”) and CEPHEID, a California corporation (“Tenant”) for space in the Building located at 1327 Chesapeake Terrace, Sunnyvale, California 94089. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
1. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease to which this Exhibit C is attached and all prepaid rental, the Security Deposit and insurance certificates required under the Lease, shall have the right to perform alterations and improvements in the Premises and generally described on Exhibit C-I to the Lease (the “Initial Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Alterations in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 8 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Alterations and the contractors to be retained by Tenant to perform such Initial Alterations. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Initial Alterations shall not be unreasonably withheld, conditioned or delayed. The parties agree that Landlord’s approval of the general contractor to perform the Initial Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.
2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $327,252.00 (i.e., $12.00 per rentable square foot of the Premises) (the “Allowance”) toward the cost of performing the Initial Alterations in preparation of Tenant’s occupancy of the Premises. The Allowance may only be used for hard costs in connection with the Initial Alterations. Notwithstanding the foregoing, Tenant may use up to $109,084.00 (i.e., $4.00 per rentable square foot of the Premises) of the Allowance for the cost of preparing design and construction documents and mechanical and electrical plans and permitting costs for the Initial Alterations. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Initial Alterations, within 30 days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Initial Alterations; (b) a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the Initial Alterations; and (e) the certification of Tenant and its architect that the Initial Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an Event of Default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.
3. In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit C by August 31, 2008, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Alterations and/or Allowance. Landlord shall be entitled to deduct from the

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Allowance a construction management fee for Landlord’s oversight of the Initial Alterations in an amount equal to 3% of the total cost of the Initial Alterations.
4. Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Premises.
5. This Exhibit C shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C-I
DESCRIPTION OF INITIAL ALTERATIONS

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EXHIBIT D
RULES AND REGULATIONS
     This Exhibit is attached to and made a part of the Lease by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”) and CEPHEID, a California corporation (“Tenant”) for space in the Building located at 1327 Chesapeake Terrace, Sunnyvale, California 94089. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
1. No placard, banner, picture, advertisement, name, notice or other sign shall be inscribed, displayed, or printed or affixed on the Building or Project or to any part thereof, or which is visible from the outside of the Premises, the Building or the common areas without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign not so approved by Landlord, at the expense of Tenant. All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by a person approved by Landlord, and shall be removed by Tenant at the time of Tenant’s vacancy of the Premises at Tenant’s expense.
2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the premises. All window coverings installed by Tenant and visible from the outside of the Building require the prior written consent of Landlord.
3. If a directory is provided at the Building for general use by tenants, it is provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.
4. The sidewalks, passages, exits, entrances and stairways in and around the Building and Project shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The sidewalks, passages, exits, entrances, stairways and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of the Building or the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal or immoral activities. Landlord further reserves the right to exclude or expel from the Building or Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.
5. No person shall go on the roof without Landlord’s permission. Tenant shall not install any antenna, satellite dish, loudspeaker or any other device on the exterior of the Premises or Building without Landlord’s prior written consent. Tenant shall not interfere with broadcasting or reception from or in the Building, the Project or elsewhere.
6. The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Tenant or any Tenant Party.
7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster, or in any way deface the Premises, the Building or the common areas or any part thereof. Machines or equipment belonging to Tenant which cause noise or vibration that may be transmitted outside of the Premises, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, the Building, the Project or the common areas, or permit or suffer the Premises, the Building, the Project or the common areas to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building

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or Project, including by reason of noise, odors, smoke, dust, gas, substances and/or vibrations emanating from the Premises, or interfere in any way with other tenants or those having business in the Building or the Project.
8. Tenant shall not store or permit the storage or placement of food, goods, merchandise, pallets, drums or other materials or equipment of any sort outside of the Premises nor in or around the Building or common areas. No displays or sales of merchandise shall be allowed outside of the Premises. No sale by auction shall be allowed. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease or any other tenant in the Building or the Project.
9. Tenant shall not use or keep in the Premises, the Building, the Project or the common areas, or place in any drainage system, any kerosene, gasoline or inflammable or combustible fluid or material or other harmful substance, or use any method of heating or air conditioning other than that supplied by Landlord except in strict compliance with the requirements set forth in this Lease.
10. Tenant shall not permit any vehicles to be washed on any portion of the Premises or Project or in the common areas, nor shall Tenant permit mechanical work or maintenance of vehicles to be performed on any portion of the Premises or Project or in the coin] non areas.
11. Tenant shall not permit any animals or birds, including, but not limited to household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.
12. Landlord will direct electricians as to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises or the Building shall be subject to the prior written approval of Landlord.
13. Tenant shall not alter any lock or access device or install any new locks or bolts or access device without the prior written consent of Landlord. If Landlord shall give such consent, Tenant shall furnish Landlord with a key or other means of access therefor. Tenant agrees to not make any duplicate keys (including electronic access devices) without the prior written consent of Landlord. Tenant upon Tenant’s vacancy of the Premises shall deliver to Landlord all keys or other devices for the Premises or any portion thereof in Tenant’s or any Tenant Party’s possession.
14. Tenant shall not disturb, solicit or canvass any occupant of the Building or the Project. Canvassing, soliciting and peddling are prohibited in the Building and Project and Tenant shall cooperate to prevent the same.
15. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address. Landlord reserves the right to change the name and address of the Building or the Project.
16. Tenant shall not permit any contractor or other person making any Alterations within the Premises to use the hallways, lobby or corridors as storage or work areas without the prior written consent of Landlord. Tenant shall be liable for and shall pay the expense of any additional cleaning or other maintenance required to be performed by Landlord as a result of the transportation or storage or materials or work performed within the Building by or for Tenant.
17. Tenant and its employees shall be entitled to use the number of parking spaces specified in Section 1.9 of this Lease on a non-exclusive basis for the parking of a like number of motor vehicles only as mutually agreed upon between Tenant and Landlord and subject to such parking charges and additional rules and regulations as may be reasonably imposed from time to time by Landlord. Tenant’s visitors and invitees may be required to use parking spaces designated from time to time by Landlord for “Visitors”. Tenant shall park vehicles only in those general parking areas designated from time to time by Landlord, except for loading and unloading. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Project and loading and unloading areas of other tenants. Tenant agrees that vehicles of Tenant or any Tenant Party shall not park in driveways nor occupy parking spaces or other areas reserved for any such use as Visitors, Delivery, Loading or

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other tenants, shall be parked between designated parking lines only and shall not occupy two parking spaces with one car. Landlord or its agents shall have the right to cause to be removed any car of Tenant or any Tenant Party that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord and the Landlord Entities from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. Neither Tenant nor any Tenant Party shall park campers, trucks, truck tractors, trailers or fifth wheels in any of the parking areas of the Project. No vehicles shall be parked in any of the parking areas of the Project after the conclusion of normal daily business activity, or overnight or over weekends. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees and agents.
18. Tenant is responsible for purchasing and installing any security system required by the City in which the Building is located or desired or deemed necessary by Tenant. The cost of purchasing and installing and installation of such a system is the sole cost and expense of Tenant, and Tenant acknowledges and agrees that Landlord has no obligation to provide any security services or system.
19. Landlord is not responsible for the violation of any rules or regulations contained herein by any other tenant.

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EXHIBIT E
ADDITIONAL PROVISIONS
This Exhibit is attached to and made a part of the Lease by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”) and CEPHEID, a California corporation (“Tenant”) for space in the Building located at 1327 Chesapeake Terrace, Sunnyvale, California 94089. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
1. Option to Renew.
     (a) Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease beyond any applicable cure period at the time of notification or commencement, have 1 option to renew (the “Renewal Option”) the Lease for a term of 3 years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:
     (b) If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is 365 days prior to the expiration of the Term of the Lease but no later than the date which is 270 days prior to the expiration of the Term of the Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of the Lease.
     (c) The Base Rent for the first year of the Renewal Term (the “Initial Renewal Term Base Rent”) shall be equal to the greater of (a) the Base Rent in effect during the last month of the initial Term (the “MINIMUM RENEWAL BASE RENT”), and (b) the Prevailing Market (defined below) rate per rentable square foot for the Premises. Landlord shall advise Tenant of the Initial Renewal Term Base Rent no later than 30 days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than 30 days prior to the first date on which Tenant may exercise its Renewal Option under this Section. Said notification of the Initial Renewal Term Base Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the Renewal Term. The Initial Renewal Term Base Rent as so determined shall be subject to annual adjustments in accordance with increases assumed in the determination of the Prevailing Market rate.
     (d) Within 15 days after the date on which Landlord advises Tenant of the Renewal Initial Term Base Rent rate for the Renewal Term, Tenant shall either (i) give Landlord final binding written notice (“Binding Notice”) of Tenant’s exercise of its Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant’s Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section (e) below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant’s Renewal Option shall be deemed to be null and void and of no further force and effect.
     (e) Arbitration Procedure.

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          (i) If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Sunnyvale, California, with working knowledge of current rental rates and practices. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an “ASA” appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).
          (ii) Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term, subject to the terms of Section (e)(iv) below regarding the Minimum Renewal Base Rent, as defined therein. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises, subject to the terms of Section (e)(iv) below regarding the Minimum Renewal Base Rent. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.
          (iii) If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the First Renewal Term for the Premises, until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.
          (iv) Notwithstanding anything to the contrary contained herein, the parties agree that in no event shall the Initial Renewal Term Base Rent shall not be less than the Minimum Renewal Base Rent regardless of any determination of Prevailing Market rate made by the appraisers or arbitrator, as described above.
     (f) This Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew the Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew. If Tenant is entitled to and properly exercises the Second Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Expiration Date, Security Deposit and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after receipt of the Binding Notice or any later determination of the Prevailing Market rate in accordance with subparagraph (e) above, as applicable, and Tenant

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shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but, upon final determination of the Prevailing Market rate applicable during such Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the related Renewal Amendment is executed.
     (g) If the Renewal Option is exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of the Lease.
     (h) For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Sunnyvale, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.
     (i) Notwithstanding anything herein to the contrary, Tenant’s Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.
2. Monument Sign.
     (a) So long as (a) Tenant is not in default under the terms of the Lease; (b) Tenant is in occupancy of not less than 50% of the rentable square footage of the Premises as originally described in the Lease; and (c) Tenant has not assigned the Lease or sublet any part of the Premises, Tenant shall have the right to have its name listed on the shared monument sign for the Building (the “Monument Sign”), subject to the terms of this Section 2. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Laws and shall be subject to the approval of Landlord, any applicable owners’ association requirements and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.
     (b) Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.
     (c) Upon the expiration or earlier termination of the Lease, or if during the Term (and any extensions thereof) (a) Tenant is in default under the terms of the Lease after the expiration of applicable cure periods; (b) Tenant leases and occupies less than 50% of the rentable square footage of the Premises as originally described in the Lease; or (c) Tenant assigns the Lease, then Tenant’s rights granted herein will terminate and Landlord may

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remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within 5 days of Landlord’s demand. Landlord may, at anytime during the Term (or any extension thereof), upon 5 days prior written notice to Tenant, relocate the position of Tenant’s name on the Monument Sign. The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord.
     (d) The rights provided in this Section shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.
3. Entry Signage. Tenant shall be entitled to one non-illuminated identification sign to be located on the Building directly adjacent to the main entrance to the Premises (the “Entry Signage”). The exact location of the Entry Signage shall be subject to all applicable Laws and Landlord’s prior written approval. Such right to Entry Signage is personal to Tenant and is subject to the following terms and conditions: (a) Tenant shall submit plans and drawings for the Entry Signage to Landlord, and to the extent required pursuant to any applicable Law, to any applicable governmental authority prior to installation; (b) Tenant shall, at Tenant’s sole cost and expense, design, construct and install the Entry Signage; (c) the Entry Signage shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its reasonable discretion; and (d) Tenant shall maintain the Entry Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning at reasonable intervals. Upon the expiration or earlier termination of the Lease, Tenant shall remove, at Tenant’s sole cost, the Entry Signage, repair any damage to the Building caused by such removal and restore the Building to the condition which existed prior to the installation of the Entry Signage. If Tenant fails to remove the Entry Signage and repair the Building in accordance with the terms of the Lease, Landlord shall cause the Entry Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Entry Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with the Lease, without further notice from Landlord notwithstanding anything to the contrary contained in the Lease. Tenant shall pay all costs and expenses for such removal and restoration upon demand. The rights provided in this Section 3 shall be nontransferable unless otherwise agreed by Landlord in writing in its sole discretion.

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EXHIBIT F
HAZARDOUS SUBSTANCES QUESTIONNAIRE
     This Exhibit is attached to and made a part of the Lease by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”) and CEPHEID, a California corporation (“Tenant”) for space in the Building located at 1327 Chesapeake Terrace, Sunnyvale, California 94089. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this Questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in the lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.
1. PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency):

Standard Industrial Classification Code (SIC):

Street Address:

City, State, Zip Code:

Contact Person & Title:

Telephone Number:	( )	Facsimile:

Number:	( )

2. LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address:

City, State, Zip Code:

Bordering Streets:

Streets to which Premises has Access:

3. DESCRIPTION OF PREMISES

Floor Area:

Number of Parking Spaces:

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Date of Original Construction:

Past Uses of Premises:

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

4. DESCRIPTION OF PROPOSED PREMISES USE
Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now? Yes        No        If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section V.
5. PERMIT DISCLOSURE
Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes	No
City or County Sanitation District	Yes	No
State Department of Health Services	Yes	No
U.S. Nuclear Regulatory Commission	Yes	No
Air Quality Management District	Yes	No
Bureau of Alcohol, Firearms and Tobacco	Yes	No
City or County Fire Department	Yes	No
Regional Water Quality Control Board	Yes	No
Other Governmental Agencies (if yes,	Yes	No
identify: )
If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer to any of the above is “yes,” please complete Sections VI and VII.
6. HAZARDOUS SUBSTANCES DISCLOSURE
Will any hazardous or toxic materials or substances be stored on the Premises? Yes       No       If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/	Quantity to be		Amount to be Stored	Maximum Period of
Substance	Stored on Premises	Storage Method	on a Monthly Basis	Premises Storage

Attach additional sheets if necessary.
Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials, substance or wastes into the environment? Yes        No        If the answer is “yes,” please describe the proposed Premises modifications:
7. HAZARDOUS WASTE DISCLOSURE
Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes       No If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Maximum Period
Waste Name	Hazard Class	Volume/Month	Premises Storage

Attach additional sheets if necessary.
If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Attach additional sheets if necessary.
If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes        No If        the answer is “yes,” please describe proposed treatment/processing methods:

Which’ agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes        No        If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes No If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes       No
If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes       No        If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes        No       If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes        No       If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance? Yes        No        If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8. EQUIPMENT LOCATED OR TO RE LOCATED AT THE PREMISES
Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises? Yes        No        If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes        No        If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9. ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)
Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes No If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi- governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

This Hazardous Substances Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.
DATED:

Signature

Print Name

Title

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year set forth above.

Landlord:

BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company

By:	BRCP Realty L.P. I, a Delaware limited partnership, Its: Sole Member

By: BRCP Gen-Par, LLC, a Delaware limited liability company, Its: General Partner

By:

Name:

Its: Managing Director

Landlord’s Address:

BRCP Caribbean Portfolio, LLC c/o Broadreach Capital Partners, LLC 248 Homer Avenue Palo Alto, California 94301

Tenant:

CEPHEID, a California corporation

By:
Name:

Its:

By:

Name:

Its:

FEIN:

Tenant’s Address:

Cepheid 1327 Chesapeake Ten-ace Sunnyvale, California 94089
Attention:

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE
Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with your tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 29 of the signed certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	BRCP Caribbean Portfolio, LLC

c/o Colliers International Asset Management, Inc.
One Almaden Boulevard, Suite 300
San Jose, CA 95113
Attn: Cheryl Garcia
Phone: (408) 282-4041
Fax: (408) 282-4046
Name of Tenant: Cepheid
Date of Hazmat Certificate Completion: 4/17/2008
Contact Person, Title and Telephone Number(s): Stephen Dahl, Director, Facilities
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Same as above

Address of Premises: 1327 Chesapeake Terrace, Sunnyvale, 94089
Length of Initial Term: 51 mos
1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

Offices, general administration for a medical device company

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, On or about the Premises.

Wastes	Yes ☐	No ☑
Chemical Products	Yes ☐	No ☑
Other	Yes ☐	No ☑

If Yes is marked, please explain:

2.2	If Yes is marked in Section 2.1, attach a list of Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage
6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

No Spray booth(s)	No	Incinerator(s)
No Dip tank(s)	No	Other (Please describe)
No Drying oven(s)	No	No Equipment Requiring Air Permits

If yes, please describe:
7.	HAZARDOUS MATERIALS DISCLOSURES
7.1	Has your company prepared or will it be required to prepare a Hazardous, Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☑

If yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

7.2	Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being no used which are regulated under Proposition 65.

Yes ☐ No ☑

If yes, please explain:
8.	ENFORCEMENT ACTIONS AND COMPLAINTS
8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☑

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes ☐ No ☑

If yes, describe any such lawsuits and attach copies of the complaint(s), cross—complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross—complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 29 of the signed Lease Agreement.

8.3	Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes ☐ No ☑

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement.
9.	PERMITS AND LICENSES
9.1	Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operation in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a

Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 29 of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives, Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof; of the Lease Agreement
I (print name) , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) TENANT:
By:	/s/ Stephen Dahl

Title:	Director, Facilities
Date:	4/18/2008
LANDLORD: